Exhibit 32

Certification of Chief Executive and Chief Financial Officers pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Annual Report of Hall, Kinion & Associates on Form 10-K/A for the year ended December 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ BRENDA C. RHODES

Brenda C. Rhodes Chief Executive Officer

By:	/S/ MARTIN A. KROPELNICKI

Martin A. Kropelnicki Chief Financial Officer

Date: April 5, 2004